Exhibit 10.5

THE HOME DEPOT, INC.

MANAGEMENT INCENTIVE PLAN

FISCAL YEAR 2006 PERFORMANCE MEASURES

On February 23, 2006, the Leadership Development and Compensation Committee of the Board of Directors of The Home Depot, Inc. approved performance measures to be used to determine payments to the Company’s Executive Officers under the Company’s Management Incentive Plan for the Company’s 2006 fiscal year. The performance measures are based on actual sales and operating profit measured against specified targets.